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                                                                    EXHIBIT 10.6

                                AMENDMENT NO. ONE
                                     TO THE
                      AVIALL, INC. BENEFIT RESTORATION PLAN


         Aviall, Inc., a Delaware corporation, pursuant to authorization of the Compensation Committee of its Board of Directors, and pursuant to Section 4.02 of the Aviall, Inc. Benefit Restoration Plan (the "Restoration Plan"), hereby adopts the following amendments to the Restoration Plan, effective as of April 16, 1999. Except as provided herein, the provisions of the Restoration Plan shall remain in full force and effect.

         1. Section 3.01 of the Restoration Plan ("Benefits") is hereby amended by deleting the last two sentences thereof and substituting the following:

            Except as provided in Section 6.01, benefits under this section of the Plan will be paid only to the extent that the Participant meets the vesting requirements of the Retirement Plan, or the Ryder Retirement Plan, or both. Except as provided in Sections 6.02 and 6.04, once the initial amount of benefit payable under this Plan has been determined, such amount will represent a fixed amount, not subject to future increases or decreases for any reason.

         2. Section 6.01 of the Restoration Plan is hereby amended in its entirety to read as follows:

                 6.01 Vesting - In the event of a Change of Control as defined in Section 9.2(E)(1) of the Retirement Plan, as the same may hereafter be amended from time to time, each individual who is a Participant on the date of the Change of Control or who is a participant in the Retirement Plan on the date of the Change of Control and who becomes a Participant within two years following the date of the Change of Control, shall be 100% vested in his benefits under this Plan, including, without limitation, any benefits which accrue after the date of the Change of Control.

         3. Section 6.02 of the Restoration Plan is hereby amended by adding the following new paragraph at the end thereof:

                 In the event a Participant terminates employment with the
            Company within two years following a Change of Control, the Participant shall be entitled to receive an additional immediate cash payment equal to (i) the actuarial value of the monthly benefits determined in accordance with the provisions of paragraphs



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            (a), (b) and (c) of this Section 6.02 as of the Participant's actual date of termination of employment before taking into account any benefits previously paid upon the Change of Control and reduced by
            (ii) the actuarial value of any benefits previously paid to the Participant. This additional lump sum payment will be adjusted in accordance with Section 6.03 to cover the Participant's tax liability. In the event a Participant terminates employment with the Company more than two years following a Change of Control, the Participant's benefit under the Plan shall be determined and paid in accordance with Article III as of the Participant's actual date of termination of employment before taking into account the benefits previously paid upon the Change of Control, and shall then be actuarially adjusted in accordance with Section 6.04 to reflect any benefits previously paid to the Participant upon the Change of Control.

         4. Section 6.04 of the Restoration Plan is hereby amended in its entirety to read as follows:

                 6.04 No Duplication of Benefits - In the event these Change of
            Control provisions become applicable, any future benefits payable under this Plan to the Participant shall be actuarially adjusted to reflect the benefits paid under the provisions of this Article VI (without regard to tax adjustment payments made under Section 6.03). The purpose of this Section 6.04 is to avoid the duplication of benefit payments on behalf of a Participant.

         5. Article VI of the Restoration Plan is hereby amended by adding a new
Section 6.05 as follows:

                 6.05 Termination or Amendment Following Change of Control -
            Notwithstanding any provision of the Plan to the contrary, including without limitation Sections 4.02 and 4.03, for a period of two years following a Change of Control as defined in Section 9.2(E)(1) of the Retirement Plan, as the same may hereafter be amended from time to time, (i) the Plan may not be terminated, (ii) the provisions of
            Article VI may not be amended, and (iii) the Plan may not otherwise be amended in any manner that would adversely affect a Participant's existing or future benefit under the Plan without such Participant's written consent.


         EXECUTED this 16th day of April, 1999.

                                       AVIALL, INC.



                                       By /s/ Eric E. Anderson
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